UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2013

KOPIN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 John Hancock Road, Taunton, MA 02780
(Address of Principal Executive Offices) (Zip Code)

 Registrant's telephone number, including area code   (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 10, 2013, Kopin Corporation (the “Company”) issued a press release announcing the entry into a purchase agreement with IQE KC, LLC (“IQE”) and IQE plc. (“Parent”, and collectively with IQE, the “Buyer”), pursuant to which the Company will sell to the Buyer assets of the Company’s III-V product line, including all of the outstanding equity interest in KTC Wireless, LLC, a wholly-owned subsidiary of the Company that holds the Company’s investment in Kopin Taiwan Corporation, for an aggregate purchase price of approximately $75 million, subject to certain working capital adjustments. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.  The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit	Description
99.1	Press release dated January 10, 2013, entitled “Kopin Corporation Announces Agreement to Sell III-V Assets to IQE plc for $75 Million.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	January 10, 2013	By:	/s/ RICHARD A. SNEIDER
Name: Richard A. Sneider
Title: Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated January 10, 2013, entitled “Kopin Corporation Announces Agreement to Sell III-V Assets to IQE plc for $75 Million.”